 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              October 28, 2015

HOMELAND RESOURCES LTD.
(Exact name of registrant as specified in its charter)

NEVADA	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3395 S. Jones Boulevard, #169 Las Vegas, Nevada		89146
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 503-4299

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

During the period from September 21, 2015 to October 22, 2015, Homeland Resources Ltd. (the “Company”) issued an aggregate of 34,929,106 shares of its common stock on conversion of certain convertible notes issued in 2014 and early 2015 as more particularly described in Item 7.01 below.  The shares were issued in reliance of Rule 506 of Regulation D promulgated under the Securities Act of 1933.

ITEM 7.01         REGULATION FD DISCLOSURE

The following information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

During 2014 and early 2015, Homeland Resources Ltd. (the “Company”) issued convertible notes to creditors in order to finance its ongoing filing obligations and the cost of negotiations with TeleSecurity Sciences Inc. (“TSS”).  The notes included the following as disclosed in the Company’s filings:

Creditor	Note Amount	Disclosed in
KBM Worldwide Inc.	$88,500	Form 8-K filed September 16, 2014
KBM Worldwide Inc.	$33,000	Form 8-K filed January 5, 2015
LG Capital Funding, LLC	$25,000	Form 8-K filed January 6, 2015
Typenex Co-Investment, LLC	$70,000	Form 8-K filed January 29, 2015
Vis Vires Group, Inc.	$16,500	Form 10-Q filed March 23, 2015

Since the Company’s most recent Form 10-Q for the period ended April 30, 2015 filed June 22, 2015, a number of notes have been converted at successively lower prices as follows:

Date	Creditor	Amount Converted	Shares Issued
September 21, 2015	KBM Worldwide Inc.	$7,020	1,800,000
October 1, 2015	KBM Worldwide Inc.	$3,420	1,800,000
October 7, 2015	KBM Worldwide Inc.	$2,520	1,800,000
October 8, 2015	KBM Worldwide Inc.	$3,280	2,342,857
October 9, 2015	KBM Worldwide Inc.	$3,280	2,342,857
October 13, 2015	KBM Worldwide Inc.	$3,280	2,342,857
October 19, 2015	KBM Worldwide Inc.	$2,815	2,345,833
October 21, 2015	KBM Worldwide Inc.	$2,815	2,345,833
August 5, 2015	LG Capital Funding, LLC	$3,140.05	257,381
September 30, 2015	LG Capital Funding, LLC	$2,226.12	1,737,798
October 12, 2015	LG Capital Funding, LLC	$2,125.37	1,742,106
October 22, 2015	LG Capital Funding, LLC	$2,065.86	1,782,450
August 5, 2015	Typenex Co-Investment, LLC	$17,608.91	1,572,224
October 1, 2015	Typenex Co-Investment, LLC	$5,250	3,516,410
October 9, 2015	Typenex Co-Investment, LLC	$4,302	3,600,000
October 22, 2015	Typenex Co-Investment, LLC	$3,830.93	3,600,500

At the time the Company entered into the notes, the Company had no other significant financing available to it to meet its ongoing requirements.  Since this process started, the Company’s oil revenues have declined as a result of declining oil prices.

The Company’s original plan was to obtain conventional financing to retire the indebtedness prior to the conversion rights becoming effective.  The Company was not able to obtain such financing due to the general decline of OTC markets.

The Company had sought to negotiate with the noteholders to prevent the destructive effects on the Company’s market, but the creditors were not interested.  As disclosed in the Company’s filings, the conversion prices for the notes are based on market prices therefore by successively converting and selling, the creditors enjoy successively lower conversion prices.  Two of the creditors, KBM Worldwide, Inc. and Vis Vires Group, Inc., are now alleging that the Company is in default of its obligations under the notes because the Company’s authorized common share capital after reserves for other notes is not sufficient to allow them to convert the balance of their notes.  They have sent notices of default and demands for payment to the Company.

The Company is negotiating a settlement with them to avoid such penalties.  They have indicated they would waive such penalties if the balances outstanding under the notes are paid by October 30, 2015.  The Company is attempting to obtain financing for that purpose, but it is unlikely it will be able to do so before that date.  The Company is also trying to obtain financing to pay the costs to file its Annual Report on Form 10-K for the year ended July 31, 2015.  Unless the Company can obtain such financing, it will not be able to keep its disclosure current and will be relegated to a lower level on the OTC Markets.

On other fronts, the Company continues positive negotiations with TSS regarding acquiring their medical technologies.  It is unlikely the Company will be able to complete an agreement until the convertible debt has been resolved.

Once the convertible debt has been resolved, the Company intends to reorganize its capital and seek conventional financing.  The Company will not accept any further offers of the type of toxic debt financing that has caused the damage to the Company’s market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND RESOURCES LTD.
Date: October 28, 2015
	By:	/s/ David St. James
David St. James
Secretary and Treasurer